UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

Social Life Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. referred to herein as “we”, “us”, or “our”

ITEM 7.01. REGULATION FD DISCLOSURE

As of December 14, 2020, we posted on our website at www.SocialNetwork.ai,  a presentation deck regarding our operations over the past 18 months and going forward (the “Presentation Deck”).

As we disclosed in our December 11, 2020 Form 8-K, we will be using our website at www.socialnetwork.ai as a recognized channel of distribution to post important information to shareholders and investors, including social media channel posts and a bi-weekly podcast. The Presentation Deck and our first such podcast represent our first steps towards developing our website as a regular channel of information distribution.

The information in this Current Report on Form 8-K with respect to Item 7.01 (including the Presentation  attached hereto as Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the Presentation attached hereto as Exhibit 99.1 hereto).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	December 13, 2020 Presentation Deck

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Life Network, Inc.

Dated: December 14, 2020	By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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